                                                                    EXHIBIT 10.9


                                  NOVELL, INC.
                         COMPOSITE SIGNATURE AGREEMENT
                           FOR NOVELL AUTHORIZED OEMS




Name and Address of Authorized OEM:                    Agreement Number:

Microdyne                                              Customer Number:
207 South Peyton St.
Alexandria, VA  22314


Novell Branch Office: Novell Philadelphia, 1235 Westlakes Drive, Suite 200, Berwyn, PA 19312




This Composite Signature Agreement is entered into by Novell, Inc. ("Novell") and OEM, and will commence on the date accepted and executed by an authorized Novell signatory.

This Composite Signature Agreement, when signed by Novell and OEM, will have the same effect as each of the below identified documents would have if signed by Novell and OEM.

Initials                  Title of Documents

/s/ DL                    Standard OEM Agreement
--------


--------                  ------------------------------------------


--------                  ------------------------------------------


--------                  ------------------------------------------


Each of the identified documents is incorporated by reference. In the event of a conflict or ambiguity between documents, the specific shall control the general; the relative order of specificity of the documents is as follows: (1) special Addenda, (2) Standard Addenda, and (3) the Standard OEM Agreement.

OEM ACKNOWLEDGES THAT IT HAS READ EACH OF THE DOCUMENTS DESIGNATED BY THE INITIALS OF ITS AUTHORIZED REPRESENTATIVE, UNDERSTANDS THEM, AND AGREES TO BE BOUND BY THEIR TERMS AND CONDITIONS.

This Composite Signature Agreement, together with all referenced documents, is the exclusive statement of the entire agreement between Novell and OEM and supersedes all prior oral and written representations or agreements between the parties as to the subject matter of the Composite Signature Agreement and referenced documents.

Accepted by:

Novell, Inc.                                  OEM

By: /s/ J.A. Marengi                          By: /s/ D.L. Laposata
-------------------------------------------------------------------------------

Title:                                        Title: Vice President Operations
-------------------------------------------------------------------------------

Date: 6/14/95
----------------------------------

                        CONFIDENTIAL -- WORKING DRAFT
--------------------------------------------------------------------------------


                                  NOVELL, INC.
                             STANDARD OEM AGREEMENT

Novell and OEM agree to the terms and conditions of this Standard OEM Agreement ("Agreement"). The Agreement authorizes OEM to acquire Novell Products from Novell and market them directly to End Users and through OEM Authorized Resellers.

Novell maintains a Program Description for its Authorized OEM Program. Novell may, from time to time, issue an amended Program Description which changes, adds to or deletes from the terms of the previous Program Description. Upon signing and initialing the Composite Signature Agreement, OEM agrees to the terms and conditions of the current Program Descriptions, subject to OEM's rights under Section 11.b of the Agreement.

1. DEFINITIONS. Each term defined in this Section is as follows unless the context in which the term is used expressly provides otherwise. The term "Section" refers to an identified section of the Agreement.

      a. Bundled Products/ Services means the combination of the Novell Products and OEM Products/Services that OEM will market and sell as a single product offering.

      b. End User means an entity who is not an affiliate of OEM's enterprise and acquires the Novell Products for Internal Use. "End User" does not include an entity which resells, sells, licenses, rents or leases Novell Products to other parties in the regular course of business.

      c. Expiration Date means the date identified as the expiration date in Exhibit A.

      d. Internal Use means use for purposes which do not directly produce revenue for the user. "Internal Use" does not include timesharing.

      e. Marks means Novell's trademarks, serve marks, logos, designations and insignias.

      f.   Novell means Novell, Inc.

      g. Novell Products means the Novell products identified in Exhibit A that OEM is authorized to market and sell under the Agreement.

      h. OEM means the customer identified as an Authorized OEM in the Composite Signature Agreement.

      i. OEM Authorized Reseller means an entity that (i) acquires Novell Products for resale from OEM (ii) has successfully completed Novell's Reseller Authorization Course or an equivalent course approved by Novell and (iii) has at least one person employed, at all times, who is a Certified NetWare Engineer.

      j. OEM Products/Serves means OEM's products and/or services identified in Exhibit B.

2. TERM. The term of the Agreement, unless terminated earlier as provided in the Agreement, will commence on the date it is executed by an authorized Novell signatory and will automatically expire on the Expiration Date. The acceptance of any purchase order by Novell after the Expiration Date will be construed as extending the Agreement on a month-to-month basis, with the month-to-month Agreement subject to termination at any time by either party upon thirty (30) days' prior written notice. Nothing contained in the Agreement should be interpreted as requiring either Novell or OEM to renew or extend the Agreement.

3.    APPOINTMENT.

      a. Appointment. Novell appoints OEM as a Novell Authorized Original Equipment Manufacturer. This appointment is non-exclusive, with Novell reserving the right to appoint other OEMs without restriction as to number and location. Novell grants OEM a non-exclusive, non-transferable, worldwide license to market Novell Products to (i) End Users acquiring Bundled Products/Services for Internal Use and
           (ii) OEM Authorized Resellers acquiring Bundled Products/Services solely for resale in the ordinary course of business. OEM agrees to offer Novell Products for sale to End Users or OEM Authorized Resellers only as a part of a Bundled Product/Service offering and not as a separate product offering.

                        CONFIDENTIAL -- WORKING DRAFT
--------------------------------------------------------------------------------

      b. OEM Business Plan. OEM represents and warrants that it has provided Novell a business plan relating to the Agreement and that the business plan is materially accurate. OEM agrees to provide business plan updates in accordance with the format, content and schedule reasonably requested by Novell. OEM acknowledges that Novell has materially relied upon OEM's representations in the business plan in appointing OEM as a Novell Authorized OEM and that Novell may terminate the Agreement if OEM makes an untrue statement or omits to state a material fact in the business plan or any business plan update.

4.    PRODUCTS AND PRICES.

      a. Eligible Products. OEM may market the Novell Products specified in Exhibit A. Novell reserves the right at any time to make changes to any Novell Products, including without limitation changes which are required (i) for security, or (ii) to facilitate performance in accordance with specifications.

      b. Pricing and Discounts. OEM may acquire Novell Products under the Agreement at the prices listed in Novell's general price list, less the discount set forth in Exhibit A (or, as applicable, at the per unit price set forth in Exhibit A). Novell reserves the right at any time to (i) add Novell Products to or drop Novell Products from the general price list and Exhibit A, (ii) increase or decrease prices on the general price list and/or (iii) to increase or decrease discounts or per unit prices. Price changes become effective upon thirty (30) days' prior written notice to OEM.
           Orders requesting delivery after the effective date of a price increase will be charged at the increased price. OEM agrees to waive the notice requirement in the event Novell decreases prices or increases discounts.

      c. Taxes. Prices are exclusive of all applicable taxes. OEM agrees to pay all taxes associated with the marketing, sublicensing and delivery of Novell Products ordered under the Agreement, including but not limited to sales, use, excise, added value and similar taxes and all customs, duties or governmental impositions, but excluding taxes on Novell's net income. Any tax or duty Novell may be required to collect or pay upon the marketing or delivery of the Novell Products will be paid by OEM, and such sums shall be due and payable to Novell upon delivery. If OEM claims a tax exemption, OEM must provide Novell with valid tax exemption certificates.

      d. Product Upgrades. OEM may upgrade any Novell Products acquired by OEM under the Agreement in accordance with Novell's general product upgrade policies. This upgrade right will expire on the Expiration Date or on the date the Agreement is otherwise terminated as provided in Section 11.

      e. Volume Forecast. OEM agrees to achieve the total volume forecast set forth in Exhibit A during the term of the Agreement. OEM also agrees that Novell may review the actual dollar volumes achieved by OEM on a quarterly basis and may terminate the Agreement, under
           Section 11.a, for failure to meet a quarterly volume forecast.

      f. Price Protection. In the event of a price decrease, all inventory acquired by OEM from Novell within sixty (60) days before the price decrease and not yet sold or under a contract for sale will be granted price protection. The difference between the price existing immediately prior to the decrease, less any prior credits, and the new price will be credited to OEM's account. Price protection will not be granted in the case of a temporary price decrease or a special promotion.

5.    MARKETING, END USER SATISFACTION AND SUPPORT.

      a. Use of Authorized OEM Title. OEM may refer to itself, in connection with exercising its rights under the Agreement, as a "Novell Authorized OEM," but solely in connection with marketing the Bundled Products/Services and only during the term of the Agreement.

      b. Use of Novell Marks and Trade Names. OEM is authorized to use the Novell Marks applicable to Novell Products acquired under the Agreement in connection with its marketing of Bundled Products/Services, but only in accordance with Novell's trademark usage policies and only during the term of the Agreement. OEM is not authorized to use any Novell trade names

                        CONFIDENTIAL -- WORKING DRAFT
--------------------------------------------------------------------------------

           without the prior written consent of Novell. Upon the Expiration Date or termination of the Agreement, OEM agrees to cease all display, advertising and use of any and all Novell trade names and Marks. OEM agrees not to alter, erase or overprint any notice provided by Novell and not to attach any additional trademarks without the prior written consent of Novell or affix any Novell Marks of any non-Novell product. OEM recognizes Novell's ownership and title to the trade names and Marks and the goodwill attaching to the trade names and Marks. OEM agrees that any goodwill which accrues because of its use of the trade names and/or Marks will become Novell's property. OEM agrees not to contest Novell's Marks or trade names, or make application for registration of any Novell Marks or trade names without Novell's prior written consent. OEM agrees not to use, employ or attempt to register any trademarks or trade names which are confusingly similar to Novell's Marks or trade names.

      c. End User Satisfaction. The Novell Products marketing by OEM under the Agreement are technically complex and require high-quality, individualized pre-marketing and post-marketing support. This support is necessary to achieve and maintain high End User satisfaction. Oem agrees that high End User satisfaction is a condition of its continued authorization by Novell. Although Novell has granted OEM a worldwide license to market and sell Novell Products under the terms of the Agreement, OEM agrees that it will not market and sell Novell Products in areas where it does not have the ability to support the Novell Products. In addition, in order to help ensure high End User satisfaction, Customer agrees to:

           - Report to Novell promptly and in writing all suspected and actual problems with any Novell Product;

           - Maintain a shipment report identifying the End User or OEM Authorized Reseller, the Novell Product sold, the date of sale, and each Novell Product's serial number;

           - Retain all shipment reports for three (3) years after the date of sale, and assist Novell, upon request, in tracing a product to an End User or OEM Authorized Reseller, in order to distribute critical product information, locate a Novell Product for safety reasons, or discover unauthorized marketing or infringing acts;

           - Conduct business in a manner which reflects favorably at all times on the products, goodwill and reputation of Novell;

           - Avoid deceptive, misleading or unethical practices which are or might be detrimental to Novell or the Novell Products;

           - Refrain from making any false or misleading representations with regard to Novell or the Novell Products;

           - Refrain from making any representations, warranties or guarantees to customers with respect to the specifications, features or capabilities of the Novell Products that are inconsistent with the literature distributed by Novell;

           - Provide, or make commercially reasonable efforts to cause to be provided, all original diskettes and manuals accompanying each Novell Product to the End User.

      d. OEM Authorized Resellers. OEM will require each OEM Authorized Reseller to enter into a written agreement with its supplier (i.e., OEM itself or any other OEM Authorized Reseller) before any Bundled Products/Services are provided to the OEM Authorized Reseller. The agreement should include provisions consistent with the agreements OEM uses with respect to the licensing of its own hardware and software products. The agreement must contain provisions consistent with this Agreement requiring the OEM Authorized Reseller to abide by Section 7.a, 7.e, or 7.f of the Agreement. OEM agrees to use commercially reasonable efforts to enforce its agreements with OEM Authorized Resellers to ensure compliance with Section 7.a, 7.e or 7.f of the Agreement and commercially reasonable efforts to enforce agreements with OEM Authorized Resellers and End Users with respect to the other material provisions of this Agreement.

                        CONFIDENTIAL -- WORKING DRAFT
--------------------------------------------------------------------------------

      e. Testing and Certification. To the extent required by Novell, OEM agrees not to market OEM Products with Novell Products, until the OEM Products have been tested and approved through Novell Labs.

      f. Maintenance and Support. OEM is responsible to provide support to End Users that acquire Novell Products through OEM or an OEM Authorized Reseller. During the term of the Agreement, Novell will provide OEM support as outlined in the Program Description. This support will be equivalent to the support provided by Novell to other similarly situated Novell Authorized OEMs.

6.    PLACING ORDERS & TERMS OF PAYMENT.

      a. Financial Information and Payment Terms. OEM agrees to maintain good financial standing with Novell. At Novell's request, OEM agrees to provide to Novell financial information and evidence of financial security as reasonably required by Novell, Novell may extend to OEM a line of credit based upon OEM's financial information. Novell reserves the right to set the credit limit at any level deemed prudent, and may increase or decrease the line of credit at any time based upon OEM's payable history, credit limit, and/or perceived risk. OEM agrees to pay for Novell Products it orders in accordance with the credit and payment terms provided to OEM, as they may change from time to time, or any special terms and conditions stated on any invoice. Any other amounts owing under the Agreement will be due and payable as indicated in any special terms and conditions stated on the applicable invoice. Invoices not paid when due will accrue interest on an annual basis from the date due until paid of two percentage points (2%) over the prime interest rate of the Chase Manhattan Bank of New York on any outstanding balance or the maximum legal rate allowed by law, whichever is less. All Novell Products ordered by OEM in excess of the credit limit will be paid for in acceptable currency in advance of shipment, by a letter of credit drawn upon a bank acceptable to Novell, a bank cashier's check, or a bank wire transfer.

      b. Acceptance of Orders. All orders will be subject to acceptance in writing by Novell at its principal place(s) of business and will not be binding until the earlier of acceptance or shipment. Orders requesting shipment more than ninety (90) days from the date of the order will not be subject to acceptance by Novell and will be null and void. Should orders for Novell Products exceed Novell's available inventory, Novell may, unless OEM has specifically indicated otherwise in its purchase order, accommodate OEM's order by allocating available inventory and making shipments on a basis Novell deems equitable, without liability to Novell on account of the method of allocation chosen or its implementation. Orders not filled or completely filled by Novell within ninety (90) days of the date of the orders will be deemed to have lapsed and will be removed from Novell's order entry system, to the extent not filled.

      c. Cancellation of Orders. Orders accepted by Novell may be canceled without penalty by giving written notice of cancellation to Novell at least fifteen (15) days prior to the schedule shipment date. Orders canceled less than fifteen (15) days prior to the scheduled shipment date may be subject to a cancellation payment of fifteen percent (15%) of the invoice value of the canceled order. In no event may OEM cancel any order or any portion of an order after shipment.

      d. Product Availability and Shipping Designations. Novell will use commercially reasonable efforts to fill OEM's orders for Novell Products and meet OEM's request for shipment dates subject to product availability and consistent with Novell production and supply schedules, but Novell will not be liable for any damages to OEM or to any third party for Novell's failure to fill any orders or for any delay in delivery or error in filling any orders for any reason whatsoever. OEM may designate up to three (3) "bill to" addresses and up to five (5) "ship to" addresses for shipments under the Agreement. Novell will ship Novell Products and bill OEM to OEM's designated "ship to" and "bill to" locations. OEM may change the "ship to" location at any time prior to the estimated shipment date; however, Novell may not be able to honor a notice unless it is in writing and received at least fifteen (15) days prior to the estimated shipment date. The right to change "ship to" locations does not include any right to drop ship to customer sites.

                        CONFIDENTIAL -- WORKING DRAFT
--------------------------------------------------------------------------------

      e. Obligation to Ship in Presence of Breach. Even in cases where Novell accepts a purchase order, Novell will not be obligated to ship Novell Products if OEM is in arrears on payments owing to Novell or if OEM is otherwise in material breach of the Agreement at the time of the schedule shipment.

      f. Delivery. Delivery in the United States and Canada will be made C.&F., OEM's facility, Novell's carrier, ground only. all other freight arrangements will be prepaid and billed to OEM. For delivery outside the United States and Canada, Novell will select a carrier to transport Novell Products to the point identified in
           Section 6.g, will prepay insurance and freight, and will add the cost of insurance and freight to OEM's invoice.

      g. Title & Risk of Loss. In the cases of shipments to shipping destinations within the United States, title to Novell Products, exclusive of the rights retained under the Agreement in Marks, patents, copyrights, trade names, trade secrets and intellectual property, and all risk of loss will pass to OEM upon delivery at Novell's designated shipping facility to OEM or the common carrier selected by Novell.

           in the case of shipments to shipping designations outside the United States, OEM and Novell expressly agree that beneficial and legal title to, ownership of, right to possession of, control over, and risks of loss and damage to, the Novell Products will remain with Novell until the shipment physically arrives at the port of entry in the importing country (or at a bonded warehouse within the jurisdictional boundaries of Canada or Mexico if OEM requests shipment to those countries). The time of payment, whether before or after shipment, the place or medium of payment, the method of shipment, the manner of consignment, whether to Novell, or its agent, to OEM or its agent, or any agent for both, or any document in relation to any sale under the Agreement, will in no way limit or modify the right of Novell as the legal and beneficial owner of the Novell Products, its right to control and its right to possession of such goods until they physically arrive at the prot of entry of the importing country (or at a bonded warehouse within the jurisdictional boundaries of Canada or Mexico if OEM requests shipment to those countries). Any use of the terms "F.O.B.," "F.A.S.," C.&F.," OR "C.I.F." in the Agreement will apply only to price and not to title. It is expressly understood that the foregoing will not be construed to mean that Novell has merely retained bare legal title for security purposes, but rather retains legal title and full beneficial ownership until the shipment arrives at the port of entry in the country of destination (or at a bonded warehouse within the jurisdictional boundaries of Canada or Mexico if OEM requests shipment to those countries). If OEM insures the shipment insurance policies will protect the interest of Novell as the legal owner of the merchandise until title transfers as set forth above.

      h. Security Interest. OEM grants Novell, as security for its obligations under the Agreement, a purchase money security interest in (i) the Novell Products to be acquired from Novell under the Agreement or any extension of the Agreement and (ii) the proceeds of the Novell Products. Upon Novell's request, OEM agrees to execute and cause to be filed all instruments or documents (including without limitation financing statements) necessary to perfect any security interest and further agrees that, in any event, Novell may file a copy of the Agreement as a financial statement for this purpose.

      i. Point of Sale Reports. OEM agrees to provide Novell, by no later than the tenth (10th) day of each calendar month, a Point of Sale report for the previous calendar month. "Point of Sale Report" means, for purposes of the Agreement, a report provided by OEM to Novell which is in a Novell-specified format and which includes, among other things, (i) a list of Novell Products sold, (ii) the regional designation required by Novell, and (iii) the part numbers of the Novell Products sold. The Point of Sale Report may only be used by Novell to provide compensation to Novell's sales force and to concentrate marketing activities to promote greater sales.

      j. Inventory Balancing. Once, during each Novell fiscal quarter OEM may return for credit a quantity of excess inventory of Novell Products, the value of which will not exceed twelve and one-half percent (12.5%) of OEM's net dollar sales invoiced by Novell during the immediately preceding Novell fiscal quarter. The credit

                        CONFIDENTIAL -- WORKING DRAFT
--------------------------------------------------------------------------------

           issued for the returned inventory will be based on the then current U.S. list price, minus the contracted discount. This inventory balancing privilege will apply only if: (i) at the time the Novell Products are returned, OEM orders Novell Products equal in value to the issued credit; (ii) OEM obtains a Novell Return Material Authorization (RMA) prior to returning the Novell Products; (ii) the Novell Products have been in OEM's inventory more than sixty (60) days; and (iv) OEM completes and submits a Novell Stock Rotation Form. Novell reserves the right to make partial approvals of any Stock Rotation Form.

7.    INTELLECTUAL PROPERTY RIGHTS & INDEMNIFICATION.

      a. Software. Software acquired under the Agreement is made available to OEM to market only under the provisions of the Agreement. When marketing software, OEM agrees to exercise commercially reasonable efforts to ensure that each End User receiving the software through OEM or an OEM Authorized Reseller understands, and agrees to be bound by, the applicable Novell software License Agreement. For purposes of the Agreement, "software" includes firmware and software stored in ROMs. OEM agrees to be bound by the applicable Software License Agreement with respect to all software put to Internal Use by OEM.

      b. Indemnification. Novell agrees to indemnify, defend and hold OEM harmless from any and all damages, liabilities, costs and expenses incurred by OEM as a result of any claim, judgment or adjudication against OEM which provides that the Novell Products, trade names or the Marks appropriately used by OEM in connection with marketing the Novell Products infringe any U.S. trademark, U.S. copyright or U.S. patent of any third party, provided: (i) OEM promptly notifies Novell in writing of the claim; and (ii) OEM agrees that Novell will have the sole control of the defense of any action and all negotiations for settlement and compromise.

      c. Actual or Potential Product Infringement. Should the Novell Products, or the operation of the Novell Products, become, or in Novell's opinion be likely to become, the subject of infringement of any U.S. trademark, U.S. copyright or U.S. patent, OEM agrees to permit Novell, at its option and expense, either to procure for OEM the right to continue using the Novell Products, to replace or modify them so that they become non-infringing, or to grant OEM credit for the Novell Products as depreciated on a straight-line method, using a useful life of five (5) years, and accept their return.

      d. Disclaimer. THE ABOVE STATES THE ENTIRE LIABILITY OF NOVELL WITH RESPECT TO INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR ANY OTHER FORM OF INTELLECTUAL PROPERTY RIGHT BY ANY PRODUCT SUPPLIED BY NOVELL.

      e. Proprietary Nature of Products and Ownership. No title to or ownership of software acquired under the Agreement or proprietary technology in hardware acquired under the Agreement is transferred to OEM. Notwithstanding any provision of the Agreement to the contrary, Novell, or the licensor through which Novell obtained the rights to distribute the Novell Products, owns and retains all title and ownership of all intellectual property rights in the Novell Products, including all software, firmware, software master diskettes, copies of software, master diskettes, documentation and related materials which are acquired, produced or shipped by Novell under the Agreement, and all modifications to and derivative works from software acquired under the Agreement made by OEM, Novell or any third party. Novell does not transfer any portion of such title and ownership, or any of the associated goodwill, to OEM, and the Agreement should not be construed to grant OEM any right or license, whether by implication, estoppel or otherwise, except as expressly provided. OEM agrees to be bound by and observe the proprietary nature of the Novell Products acquired under the Agreement. OEM agrees to take appropriate action by instruction or agreement with its employees, agents, contractors and sublicensees who are permitted access to the Novell Products to fulfill OEM's obligations under the Agreement. Except as set forth in the Agreement, or as may be permitted in writing by Novell, OEM agrees not to provide Novell Products or any part or copies thereof to any third party without the prior written consent of Novell.

                        CONFIDENTIAL -- WORKING DRAFT
--------------------------------------------------------------------------------

      f. Product Tampering. OEM agrees not to de-compile, reverse engineer, reverse compile, modify or perform any similar type of operation on any software, firmware or hardware acquired under the Agreement, in any fashion or for any purpose whatsoever, without the prior written consent of Novell. OEM also agrees that any such works are derivative works and as such are the sole and exclusive property of Novell or its licensor.

      g. Confidential Information. The parties agree that any information provided under the Agreement will be held and maintained in strict confidence. Each party agrees to protect the confidentiality of such information in a manner consistently with the way a reasonable person would protect similar Confidential Information.
           "Confidential Information" means the information and materials noticed or marked by Novell or OEM as confidential and proprietary. "Confidential Information" does not include information that (i) is already known to the receiving party at the time it is disclosed and has not been obtained wrongfully, (ii) becomes publicly known without fault of the receiving party, (iii) is independently developed by the receiving party, (iv) is approved for release in writing by the disclosing party, (v) is disclosed without restriction by the disclosing party to a third party, or (vi) is disclosed pursuant to legal obligations beyond the control of the disclosing and receiving parties.

8.    WARRANTIES.

      a. Statements of Limited Warranty. Novell provides, to End Users only, warranties for software in the Software License Agreement which accompanies each software product and warranties for Novell hardware in the Statement of Limited Warranty which accompanies each hardware product. Each Novell Statement of Limited Warranty and each Software License Agreement distributed with the Novell Products is incorporated in the Agreement by reference. Novell extends the warranties contained in the applicable Statement of Limited Warranty or Software License Agreement through OEM to End Users. OEM is responsible to provide, or cause to be provided, a copy of the applicable Statement of Limited Warranty or Software License Agreement to End Users for their review at the time of installation. Each revised Statement of Limited Warranty or Software License Agreement will become effective on the date indicated in the Statement of Limited Warranty or Software License Agreement. Novell does not warrant non-Novell products. They are provided by Novell on an "AS IS" basis. Any warranty service for non-Novell products will be provided by the manufacturer of the products in accordance with the applicable manufacturer's warranty.

      b. Warranty Representations. OEM is not authorized to make any warranty commitment on Novell's behalf, whether written or oral, other than those contained in the applicable Statement of Limited Warranty or Software License Agreement. Novell may authorize OEM to market Novell Products for which warranty service is provided by (1) OEM, (2) Novell, (3) a Novell selected third party, (4) the manufacturer of a non-Novell product, or (5) some combination of these providers of warranty service.

      c. Warranty Service Responsibilities. OEM agrees to validate, or cause to be validated, all warranty claims presented to OEM, and maintain the capability to provide warranty services according to the requirements of the Program Description.

9. LIMITATION OF WARRANTIES. THE WARRANTIES DESCRIBED IN THE APPLICABLE NOVELL STATEMENT LIMITED WARRANTY OR SOFTWARE LICENSE AGREEMENT AND
      SECTION 8 ABOVE ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10. LIMITATION OF REMEDIES. NOVELL'S ENTIRE LIABILITY AND OEM'S EXCLUSIVE REMEDY FOR ANY CLAIMS CONCERNING THE AGREEMENT AND NOVELL PRODUCTS ACQUIRED UNDER THE AGREEMENT ARE SET FORTH IN THIS SECTION.

      NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE AGREEMENT, NEITHER NOVELL NOR OEM WILL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) SUSTAINED OR INCURRED IN CONNECTION WITH THE AGREEMENT AND THE NOVELL PRODUCTS THAT ARE SUBJECT TO THE AGREEMENT REGARDLESS OF THE FORM OF

                        CONFIDENTIAL -- WORKING DRAFT
--------------------------------------------------------------------------------

      ACTION AND WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE.

      a. Hardware. In all situations involving performance or non-performance of hardware acquired under the Agreement, OEM's remedy is the adjustment or repair of the hardware or replacement of parts of the hardware by Novell. If, after repeated efforts, Novell is unable to place the hardware in good working order, all as warranted, OEM will be entitled to recover direct damages to the limits set forth in this Section. For any other claim concerning performance or non-performance by Novell in any way related to, or arising from the Agreement, or any purchase order under the Agreement, OEM will be entitled to recover actual damages to the limits set forth in this Section.

      b. Software. Novell's liability and OEM's exclusive remedy for software acquired under the Agreement are set forth in the applicable Software License Agreement. The Software License Agreement which applies is the Software License Agreement in effect at the time when the event occurs which causes the damages.

      c. Third Party Claims. Novell will not be liable for any claim by OEM based on any third party claim, except as stated in Sections 7 and 8 of the Agreement.

      d. Aggregate Liability. Novell's liability for direct damages to OEM for any cause whatsoever, except as otherwise stated in this Section, and regardless of the form of action, will be limited to the greater of (1) $100,000 or (2) the price, less discount, of the Novell Product that caused the damages or gave rise to the cause of action. This limitation does not apply to the payment of the costs, damages and attorney's fees referred to in Section 7.b and 12.g, or to claims by OEM for personal injury or damage to real property or tangible personal property caused by Novell's negligence.

11.   TERMINATION.

      a. Termination for Cause. Either party may terminate the Agreement for the substantial breach by the other party of material term. The terminating party will first give the other party written notice of the breach and a reasonable period of at least thirty (30) days in which to cure the alleged breach. If a cure is not achieved during the cure period, then the non-breaching party may terminate the Agreement upon written notice.

      b.   Termination by OEM.  OEM may terminate the Agreement upon thirty
           (30) days' prior written notice to Novell if Novell amends the Program Description and the amendment is unacceptable to OEM.

      c. Termination by Novell. Novell may terminate the Agreement if OEM fails to meet its payment obligations under the Agreement and this failure continues for ten (10) days following receipt of written notice from Novell.

      d. Insolvency, Assignment, or Bankruptcy. Either party may terminate the Agreement upon written notice to the other party if the other party (i) is not paying its debts as such debts generally become due, (ii) becomes insolvent, (iii) files or has filed against it a petition (or other document) under any Bankruptcy Law or similar law, which is unresolved within sixty (60) days of the filing of such petition (or document), (iv) proposes any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, (v) makes a general assignment or trust mortgage for the benefit of creditors, or (vi) if a receiver, trustee, custodian or similar agent is appointed or takes possession of any of its property or business.

      e. Acceleration of Payment. Upon termination of the Agreement by Novell under Section 11.a, 11.c or 11.d, the due dates of all outstanding invoices to OEM for Novell Products will automatically be accelerated so that they become due and payable on the effective date of termination, even if longer terms had been provided previously. All orders or portions of orders remain unshipped as of the effective date of such termination will automatically be canceled.

      f. Termination for Convenience. Either party may terminate the Agreement solely for convenience upon ninety (90) days' prior written notice.

                        CONFIDENTIAL -- WORKING DRAFT
--------------------------------------------------------------------------------

      g. Effect of Termination on Obligations. Termination of the Agreement will not affect any pre-termination obligations of either party under the Agreement, and any termination is without prejudice to the enforcement of any undischarged obligations existing at the time of termination. Regardless of any other provision of the Agreement, Novell will not by reason of the termination of the Agreement be liable for compensation, reimbursement, or damages on account of the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases, or commitments in connection with OEM's business or goodwill, or otherwise.

12.   GENERAL PROVISIONS.

      a. Force Majeure. If either party is prevented from performing any portion of the Agreement (except the payment of money) by causes beyond its control, including labor disputes, civil commotion, war, governmental regulations or controls, casualty, inability to obtain materials or services or acts of God, such defaulting party will be excused from performance for the period of the delay and for a reasonable time thereafter.

      b. Jurisdiction. The Agreement will in all respects be governed by and construed in accordance with the laws of the State of Utah of the United States of America, and will not be construed in accordance with or governed by the Untied Nations Convention for International Sales of Goods.

      c. Survival of Terms. The provisions of the Agreement which by their nature extend beyond the Expiration Date or other termination of the Agreement will survive and remain in effect until all obligations are satisfied.

      d. Waiver. No waiver of any right or remedy on one occasion by either party will be deemed a waiver of that right or remedy on any other occasion.

      e. Superior Agreement. The Agreement will not be supplemented or modified by any course of dealing or usage of trade. Variance from or addition to the terms and conditions of the Agreement in any purchase order or other written notification from OEM (including but not limited to any specification of a price different than Novell's current list price, less the appropriate discount) will be of no effect, unless otherwise expressly provided in the Agreement.

      f. Assignment. The Agreement is not assignable by OEM, in whole or in part, without Novell's prior written consent. Notwithstanding, Novell will not unreasonably withhold consent to an assignment of the Agreement or any part of the Agreement to a parent, subsidiary or affiliate. Any attempted assignment without Novell's written consent will be null and void.

      g. Attorneys' Fees. Each party agrees to pay the other's reasonable attorneys' fees and costs of litigation if the original party, for any cause whatsoever, brings suit against the other party and the other party is finally adjudicated not to have liability.

      h. Notice. Unless otherwise agreed to by the parties, all notices required under the Agreement (except those relating to product pricing, changes and upgrades) will be deemed effective when received and made in writing by either (i) registered mail, (ii) certified mail, return receipt requested, (iii) overnight mail, addressed and sent to the address indicated in the Composite Signature Agreement and to the attention of the party executing the Agreement or that person's successor, or (iv) by telephone facsimile transfer appropriately directed to the attention of the party executing the Agreement or that person's successor.

      i. Severability. If any term, provision, covenant or condition of the Agreement is held invalid or unenforceable for any reason, the remainder of the provisions will continue in full force and effect as if the Agreement had been executed with the invalid portion eliminated. The parties further agree to substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

      j. Independent Contractors. Each party acknowledges that the parties to the Agreement are independent contractors and that it will not, except in accordance with the Agreement, represent itself as an agent or legal representative of the other.

                        CONFIDENTIAL -- WORKING DRAFT
--------------------------------------------------------------------------------

      k. Compliance with Laws. OEM represents and warrants that all consents of government officials necessary for the Agreement to become effective have been obtained, or will be obtained, before OEM places any orders under the Agreement, OEM will comply, at its own expense, with all statutes, regulations, rules, ordinances, and orders of any governmental body, department or agency which apply to or result from OEM's obligations under the Agreement. OEM agrees to not export Novell Products, directly or indirectly, separately or as part of a system, without first obtaining proper authority to do so from the appropriate governmental agencies or entities, as may be required by law. In particular, OEM assures Novell that, absent any required prior authorization from the Office of Export Licensing, U.S. Department of Commerce, 14th and Constitution Avenue, Washington, D.C. 20230, OEM will not export or reexport (as defined in Section 779 of the Export Administration Regulations, as amended ("Regulations")) the Novell Products, any technical data or other confidential information, or direct product of any of the foregoing, to Afghanistan, Haiti, Iraq, the People's Republic of China, Yugoslavia, or any Group Q, S, W, Y, or Z country specified in Supplement No. 1 to Section 770 of the Regulations.

      l. Governmental Rights. OEM agrees to (i) identify the Novell Products in all proposals and agreements with the United States Government or any contractor for the United States Government; and (ii) identify or mark the software products provided pursuant to any agreement with the United States Government or any contractor for the United States Government as necessary to obtain protection substantially equivalent to that afforded commercial computer software and related documentation developed at private expense and provided with Restricted Rights as defined in DOD FAR Supplement 48 C.F.R. 252.227-7013(c)(1)(ii) in effect as of May 18, 1987 or any successor regulation.

      m. Records Examinations. OEM agrees to allow Novell to examine its records to determine compliance or noncompliance with the Agreement. Any examination will be at the expense of Novell and will be solely for the purpose of ensuring compliance with the Agreement. Any examination will be conducted only by an authorized representative of Novell, and will occur during regular business hours at OEM's offices and will not interfere unreasonably with OEM's business activities. Examinations will be made no more frequently than quarterly, and Novell will give OEM ten (10) days or more prior written notice of the date of the examination and the name of the Novell authorized representative who will be conducting the examination. All information obtained by the Novell authorized representative conducting the audit will be maintained confidential by the representative. The examiner will give OEM and Novell an examination report containing only the information necessary to indicate compliance or non-compliance with the Agreement.

                        CONFIDENTIAL -- WORKING DRAFT
--------------------------------------------------------------------------------

                                   EXHIBIT A
                             PRODUCTS AND DISCOUNTS


ANNUAL VOLUME COMMITMENT:
                         -------------------------------------------------------

EXPIRATION DATE:    October 31, 1995
                 ---------------------------------------------------------------

PRODUCT CATEGORIES

         A      NetWare Operating System Products (excluding NetWare for VMS &
                NetWare Lite), Development Products and Database Products.
         B      NetWare Documentation Kits and Computer Based Training
                Products.
         C      Communications Hardware Products.
         E      Communications Products and NetWare for SAA Products.
         F      TCP/IP Connectivity Products.
         G      LANalyzer for NetWare
         H      Factor Install Program Kit.
         K      Desktop System Group Products.

ELIGIBLE PRODUCTS (check appropriate boxes)


         All products          /X/
         A                     / /   Excluding (if any)
                                                       ----------------------------------------------------------
         B                     / /   Excluding (if any)
                                                       ----------------------------------------------------------
         C                     / /   Excluding (if any)
                                                       ----------------------------------------------------------
         E                     / /   Excluding (if any)
                                                       ----------------------------------------------------------
         F                     / /   Excluding (if any)
                                                       ----------------------------------------------------------
         G                     / /   Excluding (if any)
                                                       ----------------------------------------------------------
         H                     / /   Excluding (if any)
                                                       ----------------------------------------------------------
         K                     / /   Excluding (if any)
                                                       ----------------------------------------------------------

NON-MANUFACTURING DISCOUNT

A: 58%   B: 58%   C: 50%       E: 58%     F: 58%     G: 58%   H:__%    K: 58%

MANUFACTURING DISCOUNT


SALES FORECAST (IN THOUSANDS OF $US)

YEAR
    ------------

JAN             FEB       MAR        APR           MAY              JUNE
-------------------------------------------------------------------------------

JUL             AUG       SEPT       OCT           NOV              DEC
-------------------------------------------------------------------------------